UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 3, 2011

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd is pleased to announce that Robert Child has accepted our offer to become Executive Assistant to the CEO and an outside director of Lamperd Less Lethal. Robert has extensive experience in many areas of business, and before retiring from Dow Canada, proved his expertise by earning the position of Vice President of Dow Canada along with being appointed a director of the board. His acceptance letter can be found on our website.

Education and work experience for Robert (Bob) Child

1962- Graduated with BA in Chemistry from McMaster University and accepted a research job with Dow Chemical Canada in Sarnia.

1965-1967- Moved to Technical service with Dow handling first Specialty Chemicals and later Polyethylene.

1968-1973- Worked as Plastics Technical sales representative for Dow in Vancouver, covering all of Western Canada and later in Toronto covering south western Ontario.

1974-1976- Moved to Montreal, as District Sales Manager, Plastics.

1976-1977- Moved to Toronto, as District Sales Manager, Chemicals

1977-1981- Took over as General Sales Manager for Ontario. This office was at the time the largest sales office that Dow had in North America.

1981-1984- Transferred to the head office of the Dow Chemical company in Midland Michigan. After a short stint as Marketing Manager, specialty Chemicals for the Dow US area, moved to the "Executive Department" to manage the global Polystyrene business and later had polyethylene added. This job was an advisory job to the board of Directors and involved travel to all areas where Dow had facilities.

1984- Returned to Canada as Director of specialty products. As well as all Dow Canada's specialty chemicals, the Pharmaceutical and Consumer Products groups reported to me.

1985-1995- Became Vice president of Dow Canada. In the beginning this was for only specialty products but as time passed, I took on responsibility for business, Marketing and Sales Management for all products in Canada except Hydrocarbons. At the same time I became a member of the Board of Directors of Dow Chemical Canada.

During the time as VP I also represented Dow on the boards of several Joint venture companies and companies where Dow had a financial interest, but were run totally independently. This included 5 years as Chairman of the Board of Dowelle- Schlumberger and President of a small JV company that was attempting to enter the Peroxide business.

Also during this time I was a member of the Dow Chemical Global steering committees for both Chemicals and Plastics.

In 1993 I was a part of the group that put together a plan to north Americanize all of our businesses in order to make the company more efficient and cost competitive. When this process was finished I asked to be allowed to take early retirement and was granted this at the end of 1995.

Outside of Dow I was a member of the Sarnia Hospital Board for about 3 years and acted as Treasurer for my last year on this board. I resigned from the board when my Dow travel made it impossible to do the board job justice.

This news can be found at: www.lamperdlesslethal.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: October 3, 2011